Exhibit 99.1

CUTLER LAW GROUP
Attorneys at Law                                        M. Richard Cutler, Esq.*
3355 West Alabama, Suite 1150                           M Gregory Cutler, Esq.**
Houston, Texas 77098
(713) 888-0040 Tel  (800) 836-0714 Fax           *Admitted in California & Texas
www.cutlerlaw.com                                          **Admitted in Florida
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                                August 10, 2010

Sustainable Power Corp.
Board of Directors
Principal Shareholder


Gentlemen:

     Effective immediately the undersigned hereby resigns as an officer and director of Sustainable Power Corp. As you are aware, the existence of the ongoing litigation by the US Securities and Exchange Commission against the founder of SSTP has made funding of SSTP very difficult. Without funding, SSTP has been unable to maintain directors and officers liability insurance. While I have persevered for some time without such insurance, I cannot continue to do so. I will remain as securities counsel for the company for now despite such lack of funding.

     It is with much regret that I take this action as I continue to strongly believe in the long term viability of the technology underlying the company and its potential impact on the energy needs of the United States and the World. I took the position originally not because of potential financial opportunities, but rather because of my desire to assist with what I continue to believe is world-changing technology for the betterment of humanity.

     In the event the company is able to resolve its funding issues I would be available to further assist in this fabulous opportunity.

                         Sincerely,


                         \s\ M. Richard Cutler
                         M.  Richard  Cutler,  Esq.